EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

April 16, 2008

Callisto Pharmaceuticals, Inc.

420 Lexington Avenue

Suite 1609

New York, New York 10170

Re: Callisto Pharmaceuticals, Inc.’s Registration Statement on Form S-3

Gentlemen and Ladies:

We have acted as special counsel to Callisto Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”), initially filed on April 16, 2008 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuances from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of the following securities of the Company having an aggregate initial offering price not to exceed $25,000,000: (1) shares of common stock of the Company, par value $0.0001 per share (the “Common Shares”); (2) shares of preferred stock of the Company, par value $0.0001 per share, in one or more series (the “Preferred Shares”); (3) warrants to purchase the Company’s equity securities (the “Warrants”); (4) units (the “Units”) or (5) any combination of the foregoing, each on terms to be determined at the time of sale. The Debt Securities, Preferred Shares, Common Shares, Warrants and Units are collectively referred to herein as the “Securities.”

The Warrants may be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named (the “Warrant Agent” or “Warrant Agents”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein pertaining to the Registration Statement, any prospectus contained therein or any prospectus supplement hereafter filed, other than with respect to the enforceability of the Applicable Agreements (defined below) and the legally-issued nature of the Securities.

We have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate to express the opinions set forth below. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                     With respect to any offering of Common Shares (the “Offered Common Shares”), the Offered Common Shares (including any Offered Common Shares duly issued upon conversion or exchange of any other Securities) will be duly authorized, validly issued, fully paid and nonassessable.

3.                     With respect to any offering of any series of Preferred Shares (the “Offered Preferred Shares”), when the Certificate of Designations (as hereinafter defined) has been duly filed with the Department of State of the State of Delaware, the Offered Preferred Shares (including any Offered Preferred Shares duly issued upon conversion or exchange of any other Securities), will be duly authorized, validly issued, fully paid and nonassessable.

4.                     With respect to any offering of any series of Warrants (the “Offered Warrants”), when the Warrant Agreement relating to the Offered Warrants, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly authorized, executed and delivered by the Company as contemplated by an action by the Board of Directors of the Company (the “Board of Directors”) or a duly appointed committee thereof and the applicable Warrant Agent, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”):

(i)  the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities;

(ii)  the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly authorized, and taken any other necessary corporate action to approve the creation, issuance and sale of, the Offered Securities and related matters (including without limitation with respect to

Offered Preferred Shares, the creation, execution, acknowledgment and filing of a Certificate of Designations (the “Certificate of Designations”) stating the number, designation, relative rights, preferences and limitations of any such Offered Preferred Shares in accordance with the applicable provisions of the corporate laws of the State of Delaware) and such authorizations and actions have not been rescinded;

(iii)  the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the amended and restated certificate of incorporation, the amended and restated by-laws, the Certificate of Designations, and other similar formation documents of the Company (the “Formation Documents”), any Warrant Agreement (collectively, the “Applicable Agreements”), and any other relevant agreement, so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iv)  the Offered Securities, and any certificates representing the interests in the relevant Offered Securities, have been duly authenticated, authorized, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor (in an amount per Offered Common Share or Offered Preferred Share, as appropriate, not less than the par value thereof) and have been duly issued and sold in accordance with any relevant agreement (including any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement relating thereto;

(v)  the securities issuable upon exercise, conversion or exchange of the Offered Securities have been duly authorized and reserved for issuance;

(vi)  the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under the Act will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

(vii)  appropriate prospectus supplement(s) shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby;

(viii)  the Offered Securities shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(ix)  if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; and

(x)  in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.  Rights to indemnification and contribution may also be limited by federal and state securities laws.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

Our opinions set forth above are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or under the rules and regulations promulgated by the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Securities may be issued from time to time on a delayed or continuous basis.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP